UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 14, 2021

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2021, Lennox International Inc. (the “Company”) entered into the Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, which refinanced and replaced the Seventh Amended and Restated Credit Facility Agreement, dated as of July 30, 2020 (the “Prior Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto. Terms used below with initial capital letters that are not otherwise defined herein are as defined in the Credit Agreement.

The Credit Agreement provides for revolving credit commitments of $750 million with sublimits for swingline loans of up to $65 million, letters of credit up to $100 million and revolving loans in certain non-U.S. currencies up to the U.S. dollar equivalent of $40 million. The Credit Agreement will expire and outstanding loans will be required to be repaid on July 14, 2026, unless maturity is extended by the lenders pursuant to two one-year extension options that the Company may request under the Credit Agreement. At the Company’s request and subject to certain conditions, the revolving credit commitments under the Credit Agreement may be increased by up to a total of $350 million to the extent that existing or new lenders agree to provide additional commitments.

The revolving loans under the Credit Agreement bear interest (a) in the case of ABR Loans, at the Alternate Base Rate plus the Base Rate Margin; (b) in the case of Term Benchmark Loans, at the Term Benchmark Margin plus (1) Adjusted AUD Rate, (2) Adjusted CDOR Rate, (3) Adjusted LIBO Rate or (4) Adjusted EURIBOR Rate, as applicable; and (c) in the case of RFR Loans, at the RFR Margin plus Daily Simple RFR. The Applicable Margin is based on Moody’s, S&P’s and Fitch’s ratings for the Company’s senior, unsecured, long-term indebtedness for borrowed money and ranges from 0.00% to 0.75% for ABR Loans, 1.00% to 1.75% for Term Benchmark Loans and 1.00% to 1.75% for RFR Loans. The unused revolving commitment fees payable under the Credit Agreement are also based on these ratings and range from 0.10% to 0.275%. The Company may prepay the loans at any time without premium or penalty, subject to certain limitations, other than customary breakage costs in the case of Term Benchmark Loans.

The Credit Agreement contains customary covenants applicable to the Company and its subsidiaries including limitations on indebtedness, liens, dividends, stock repurchases, mergers and sales of all or substantially all of its assets. In addition, the Credit Agreement contains a financial covenant requiring the Company to maintain, as of the last day of each fiscal quarter for the four prior fiscal quarters, a Total Net Leverage Ratio of no more than 3.50 to 1.00 (or, at the Company’s election, on up to two occasions following a material acquisition, 4.00 to 1.00). The Credit Agreement is subject to customary events of default, including non-payment of principal or other amounts under the Credit Agreement, material inaccuracy of representations and warranties, breach of covenants, cross-default to other indebtedness in excess of $75 million, judgements in excess of $75 million, certain voluntary and involuntary bankruptcy events, and the occurrence of a change of control.

The Company’s obligations under the Credit Agreement and certain hedging and cash management obligations of the Company and certain of its domestic subsidiaries from time to time owing to lenders under the revolving credit facility or their affiliates are required to be guaranteed by the Company and such domestic subsidiaries pursuant to the Guaranty Agreement (the “Guaranty Agreement”), dated as of July 14, 2021, among the Company, its domestic subsidiaries party thereto and JPMorgan Chase Bank, N.A., as administrative agent. As of July 14, 2021, the domestic subsidiaries party to the Guaranty Agreement are Advanced Distributor Products LLC, Allied Air Enterprises LLC, Heatcraft Inc., Heatcraft Refrigeration Products LLC, Heatcraft Technologies Inc., Lennox Global LLC, Lennox Industries Inc., Lennox National Account Services Inc., Lennox National Account Services LLC, Lennox Procurement Company Inc., Lennox Services LLC, LGL Australia (US) Inc. and LGL Europe Holding Co.

Copies of the Credit Agreement and the Guaranty Agreement are filed as Exhibit 10.1 and Exhibit 10.2 hereto. The foregoing descriptions of the Credit Agreement and Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Guaranty Agreement, which are incorporated by reference herein.

As previously reported, the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee (the “Trustee”), are parties to an Indenture, dated as of May 3, 2010, as supplemented (the “Indenture”), pursuant to which the Company has issued and outstanding the 3.000% Notes due 2023, the 1.350% Notes due 2025 and the 1.700% Notes due 2027 (collectively, the “Notes”).

On July 14, 2021, contemporaneously with the execution of the Guaranty Agreement, and as required under the terms of the Indenture, the Company and certain of its domestic subsidiaries entered into the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) among the Company, the subsidiaries party thereto and the Trustee, pursuant to which Heatcraft Technologies Inc., Lennox National Account Services Inc., Lennox Procurement Company Inc. and Lennox Services LLC became additional guarantors under the Indenture, guaranteeing the payment when due of all monetary obligations under the Indenture and the Notes. In addition, Lennox Switzerland GmbH was released as a guarantor of all monetary obligations under the Indenture and the Notes as permitted pursuant to the terms of the Indenture.

Item 1.02	Termination of a Material Definitive Agreement.

On July 14, 2021, in connection with the Company’s execution of the Credit Agreement, the Company repaid all outstanding obligations under the Prior Credit Agreement (other than existing letters of credit issued under the Prior Credit Agreement, which upon closing of the Credit Agreement were deemed issued under the Credit Agreement, and contingent indemnity obligations under the Prior Credit Agreement which, by their express terms, survive termination of the Prior Credit Agreement). Upon the payoff of these obligations, the Prior Credit Agreement, all related agreements evidencing obligations under the Prior Credit Agreement, and all lender commitments to make loans or other extensions of credit under the Prior Credit Agreement, were terminated.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 14, 2021, among Lennox International Inc., a Delaware corporation, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Guaranty Agreement, dated as of July 14, 2021, among the guarantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: July 15, 2021

	By:	/s/ Monica M. Brown
Name: Monica M. Brown
Title: Assistant Secretary